                                                           Exhibit No. EX-99.n.1

                                  THE UBS FUNDS
                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

     The UBS Funds (the  "Trust")  hereby  adopts this amended and restated plan
(the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as
amended   (the  "1940  Act"),   which  sets  forth  the  separate   distribution
arrangements and expense allocations of each class of the series of the Trust.

     The Plan is adopted by a majority  of the Board of  Trustees  of the Trust, including a majority of the  Trustees  who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).  The Board of  Trustees  of the
Trust has determined that the Plan, including the allocation of expenses,  is in the best interests of the Trust as a whole, each series of shares offered by the
Trust and each  class of shares  offered  by the  Trust.  To the  extent  that a subject  matter set forth in the Plan is covered by the  Trust's  Agreement  and
Declaration of Trust (the "Trust Agreement") or By-laws, such Trust Agreement or
By-laws  will  control  in the event of any  inconsistencies  with  descriptions contained in the Plan.

CLASS CHARACTERISTICS

     Each class of shares of a series  will  represent  an  interest in the same portfolio  of  investments  of a series of the Trust,  and be  identical  in all respects  to each other  class,  except as set forth below and as  described  in greater detail in the Trust's  Registration  Statement.  The term  "Registration
Statement" shall mean the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended,  and the 1940 Act, as such  Registration
Statement  may be amended or  supplemented  from time to time.  The  description below sets out the maximum  initial sales  charges,  contingent  deferred  sales charges ("CDSCs"), 12b-1 service fees and 12b-1 distribution fees for each class of shares (if applicable), for each series. Initial sales charges and CDSCs will be  waived or  reduced  for the types of  investors  or under the  circumstances described in the Registration Statement.

UBS Fund -          Class A shares are sold to the general  public subject to an
Class A:            initial  sales  charge.  Class A  shares  are  subject  to a maximum  initial  sales charge equal to 5.5%,  for series of the Trust that are equity funds, and 4.5%, for series of the
                    Trust that are fixed  income  funds  (2.5% for UBS  Absolute
                    Return Bond Fund), of the public offering price.

                    Class A shares are  subject  to a service  fee at the annual rate of up to 0.25%  (0.15%  for UBS  Absolute  Return  Bond
                    Fund) of their average daily net assets,  paid pursuant to a plan of  distribution  adopted in accordance with Rule 12b-1 under the 1940 Act.

                    Class A shares held less than one year are subject to a CDSC upon redemption if the Class A shares were purchased without an  initial  sales  charge due to an  initial  sales  charge waiver  for large  purchases.  The  maximum  Class A CDSC is equal to 1% (0.50% for UBS Absolute Return Bond Fund) of the lower of: (i) the shares'  offering  price,  or (ii) the net asset value of the shares at the time of redemption. Class A
                    shares   held   one  year  or  more  or   acquired   through
                    reinvestment of dividends or capital gains distributions are not subject to the CDSC.

UBS Fund -          Class B shares  consist of Sub-Class  B-1 shares,  Sub-Class
Class B:            B-2 shares,  Sub-Class  B-3 shares and Sub-Class B-4 shares.
                    Class B shares are sold to the general  public  subject to a
                    CDSC,  but without  imposition  of an initial  sales charge.
                    Individual   Sub-Classes   may  be  subject  to  eligibility
                    standards,  as  described in the  Registration  Statement of individual  series.  All  Class B shares  are  subject  to a service  fee at the  annual  rate of up to  0.25%  of  their average  daily  net  assets  and a  distribution  fee at the annual  rate of up to  0.75%  of  their  average  daily  net
                    assets.   These  service  and  distribution  fees  are  paid
                    pursuant  to a plan of  distribution  adopted in  accordance with Rule 12b-1 under the 1940 Act.

Sub-Class           The maximum CDSC for  Sub-Class B-1 shares is equal to 5% of
B-1 Shares:         the lower of:  (i) the net asset  value of the shares at the time of purchase,  or (ii) the net asset value of the shares at the time of redemption. Sub-Class B-1 shares held for the time specified in the  Registration  Statement  (usually six years or longer) and Sub-Class B-1 shares  acquired  through reinvestment of dividends or capital gains distributions are not  subject to the CDSC.  Sub-Class  B-1 shares of a series convert to Class A shares of the same  series  approximately six years after issuance at their relative net asset values.

Sub-Class           The maximum CDSC for  Sub-Class B-2 shares is equal to 3% of
B-2 Shares:         the lower of:  (i) the net asset  value of the shares at the time of purchase,  or (ii) the net asset value of the shares at the time of redemption. Sub-Class B-2 shares held for the time specified in the Registration  Statement  (usually four years or longer) and Sub-Class B-2 shares  acquired  through reinvestment of dividends or capital gains distributions are not  subject to the CDSC.  Sub-Class  B-2 shares of a series convert to Class A shares of the same  series  approximately four  years  after  issuance  at their  relative  net  asset values.

Sub-Class           The maximum CDSC for  Sub-Class B-3 shares is equal to 3% of
B-3 Shares:         the lower of:  (i) the net asset  value of the shares at the time of purchase,  or (ii) the net asset value of the shares at the time of redemption. Sub-Class B-3 shares held for the time specified in the Registration  Statement (usually three years or longer) and Sub-Class B-3 shares  acquired  through reinvestment of dividends or capital gains distributions are not  subject to the CDSC.  Sub-Class  B-3 shares of a series convert to Class A shares of the same  series  approximately three  years  after  issuance  at their  relative  net asset values.

Sub-Class           The maximum CDSC for  Sub-Class B-4 shares is equal to 2% of
B-4 Shares:         the lower of:  (i) the net asset  value of the shares at the time of purchase,  or (ii) the net asset value of the shares at the time of redemption. Sub-Class B-4 shares held for the time specified in the  Registration  Statement  (usually two years or longer) and Sub-Class B-4 shares  acquired  through reinvestment of dividends or capital gains distributions are not  subject to the CDSC.  Sub-Class  B-4 shares of a series convert to Class A shares of the same  series  approximately two years after issuance at their relative net asset values.

                    Class C  shares  are  sold  to the  general  public  without imposition  of an  initial  sales  charge but Class C shares held  less  than  one  year  are  subject  to  a  CDSC  upon redemption.  The maximum CDSC for Class C shares is equal to
                    1.00%,  for equity funds,  and 0.75%, for fixed income funds
                    (0.50% for UBS Absolute  Return Bond Fund), of the lower of:
                    (i)  the  net  asset  value  of the  shares  at the  time of purchase,  or (ii) the net asset  value of the shares at the time of redemption. Class C shares held for one year or more or acquired  through  reinvestment  of  dividends or capital gains distributions are not subject to the CDSC.

UBS Fund -          Class C shares are  subject  to a service  fee at the annual
Class C:            rate of up to 0.25% of their  average daily net assets and a distribution  fee at the  annual  rate of up to  0.75%,  for equity  funds,  and 0.50% for fixed  income funds (0.25% for
                    UBS Absolute Return Bond Fund), of average daily net assets.
                    These service and  distribution  fees are paid pursuant to a plan of  distribution  adopted in accordance with Rule 12b-1 under the 1940 Act.

UBS Fund -          Class Y shares  are sold  without  imposition  of an initial
Class Y:            sales  charge or CDSC and are not  subject to any service or distribution fees. Class Y shares are available for purchase only by the types of investors described in the Registration
                    Statement.

     The only differences among the various classes of shares of the same series of the Trust will relate  solely to: (a)  distribution  fee payments  associated with a Rule 12b-1  plan for a  particular  class of shares  and any other  costs relating to implementing or amending such plan (including obtaining  shareholder approval of such plan or any amendment  thereto),  which will be borne solely by shareholders of such class or classes; (b) initial and contingent deferred sales charges;  (c)  exchange  privileges;  (d) class names or  designations;  and (e)
voting rights, as described in the Plan.

     The Board of  Trustees  has the power to  designate  one or more  series or sub-series/classes  of  shares  of  beneficial  interest  and  to  classify  and reclassify only unissued shares with respect to such series.  The assets of each series belong only to that series,  and the liabilities of each series are borne solely by that  series  and no  other.  Shares of each  series  represent  equal proportionate  interests  in the assets of that series  only and have  identical voting,  dividend,  redemption,  liquidation and other rights. All shares issued are fully paid and  nonassessable,  and shareholders have no preemptive or other right to subscribe to any additional shares and no conversion rights.

     Each  issued  and  outstanding  full and  fractional  share of a series  is entitled  to one full and  fractional  vote in the series and all shares of each
series  participate   equally  with  regard  to  dividends,   distributions  and
liquidations  with respect to that series.  Shareholders  do not have cumulative voting rights. On any matter submitted to a vote of shareholders, shares of each series will vote separately, except when a vote of shareholders in the aggregate is required by law, or when the Trustees have determined that the matter affects the  interests of more than one series,  in which case the  shareholders  of all such series shall be entitled to vote thereon.

     Each class shall have  exclusive  voting rights on any matter  submitted to shareholders that relates solely to its arrangement for shareholder services and the  distribution  of  shares,  including  its Rule 12b-1  plan,  and shall have separate  voting  rights on any matter  submitted to  shareholders  in which the interests of one class differ from the  interests of any other class,  and shall have,  in all other  respects,  the same  rights and  obligations  as each other class.

INCOME AND EXPENSE ALLOCATION

     Certain  expenses of a series may be attributable to a particular  class of its shares ("Class  Expenses").  Class Expenses are charged  directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

     In addition to the  distribution  and service fees  described  above,  each class may also pay a different amount of the following other expenses:

     1.   printing and postage  expenses  related to preparing and  distributing materials such as shareholder  reports,  prospectuses,  and proxies to current shareholders of a specific class;

     2.   Blue Sky fees incurred by a specific class of shares;

     3.   SEC registration fees incurred by a specific class of shares;

     4.   expenses of administrative  personnel and services required to support the shareholders of a specific class of shares;

     5.   Board  members'  fees  incurred  as a result of issues  relating  to a specific class of shares;

     6.   litigation  expenses  or other legal  expenses  relating to a specific class of shares; and

     7.   transfer  agent fees  identified as being  attributable  to a specific class.

DIVIDENDS AND DISTRIBUTIONS

     Income and realized  and  unrealized  capital  gains and losses of a series will be  allocated  to each  class of such  series on the basis of the net asset value of each such class in relation to the net asset value of the series.

EXCHANGES AND CONVERSIONS

     Class A,  Class B and Class C shares of a series may be  exchanged  for the corresponding class or sub-class of shares of other participating UBS Funds, UBS
PACE select funds or other funds for which UBS Global Asset Management (US) Inc.
serves as principal  underwriter  ("Family Funds") or may be acquired through an exchange of shares of the corresponding class of those funds. Class Y shares are not exchangeable.  Exchanges will comply with all applicable  provisions of Rule
11a-3  under the 1940 Act.  All  exchanges  are subject to the  eligibility  and minimum investment requirements set forth in the Registration Statement. Class A shares,  Class C shares and Class Y shares do not  convert  to another  class of shares.

     These exchange  privileges  may be modified or terminated by a series,  and exchanges  may only be made into Family  Funds that are legally  registered  for sale in the investor's state of residence.

CLASS DESIGNATION

     Subject to approval by the Board, a series may alter the  nomenclature  for the designations of one or more of its classes of shares.

ADDITIONAL INFORMATION

     This  Plan  is  qualified  by and  subject  to  the  terms  of the  Trust's
Registration Statement;  provided,  however, that none of the terms set forth in the Registration  Statement shall be inconsistent  with the terms of the classes
contained  in  this  Plan.  The  Registration   Statement  contains   additional
information about the classes and each series' multiple class structure.

GENERAL

     Any  distribution  arrangement of the Trust,  including  distribution  fees pursuant to Rule 12b-1 under the 1940 Act, will comply with Article III, Section
26 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     Any material  amendment to the Plan must be approved pursuant to Rule 18f-3 under  the  1940  Act by a  majority  of the  Board of  Trustees  of the  Trust, including a majority of those trustees who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).

DATE OF EFFECTIVENESS

     This Multiple Class Plan is effective as of the date hereof,  provided that this Plan shall not become  effective  with  respect to any series  unless  such action has first  been  approved  by the vote of a majority  of the Board and by vote of a majority of those Board members who are not interested  persons of the
Trust.

Date:  Amended and Restated  December 14, 2004, August 19, 2003 and December 14,
2004; Adopted May 21, 2001.